Exhibit 10.3

GENERAL RELEASE AGREEMENT

THIS GENERAL RELEASE AGREEMENT (the “Agreement”) is executed by and between Kent A. Murphy, Ph.D. (the “Consultant”) and Luna Innovations Incorporated (the “Company”) (as used herein, the “Company” includes its parent, subsidiaries, successors, affiliates and assigns, and all of its present or former employees, officers, agents, and directors). The Consultant and the Company agree to the following:

1. The Consultant and the Company desire to compromise and resolve any and all claims or potential claims that the Consultant may have against the Company up to and including the Effective Date.

2. For and in consideration of the covenants contained herein and contingent upon the Consultant’s compliance therewith, the Company and the Consultant agree to enter into a certain Luna Innovations Incorporated Separation and Consulting Agreement dated August 10, 2010, to which this Agreement is attached as Exhibit A.

3. In return for the consideration and promises contained in paragraph 2 of this Agreement and for other consideration, the receipt and sufficiency of which are hereby acknowledged, as set forth in the aforementioned Luna Innovations Incorporated Separation and Consulting Agreement, the Consultant shall and does hereby RELEASE and FOREVER DISCHARGE the Company, its parents, subsidiaries, affiliates, divisions, successors and assigns, and all of the Company’s present or former employees, officers, servants, agents, members and directors from any and all claims, demands, actions or causes of action on account of, arising out of or in any way connected in any way with (a) the Consultant’s employment, (b) the Consultant’s Luna Innovations Incorporated Employment Agreement, dated July 14, 2006, as amended December 31, 2008 and March 31, 2009 (“Employment Agreement”), or the termination thereof; (c) the ending of or modification of the Consultant’s employment with the Company, (d) all matters alleged or which could have been alleged in a complaint against the Company, (e) any and all injuries, losses or damages to the Consultant, including any claims for attorney’s fees, (f) any and all claims relating to the conduct of any employee, officer, director, or agent of the Company, and (g) any and all other matters, transactions or things occurring prior to the date hereof, including any and all possible claims, known or unknown, which could have been asserted against the Company or the Company’s employees, agents, officers, members or directors.

4. The release contained in paragraph 3 of this Agreement includes, but is not limited to, the release of any claims arising under federal, state or local laws relating to the Consultant’s employment with the Company, including any claims based on the Consultant’s age, citizenship, disability, handicap, national origin, race, religion, veteran’s status, gender, or any other protected classification, any claims arising out of any legal restrictions on an employer’s right to separate or terminate its employees and any claims for salary, leave or other benefits, personal injury, compensatory or punitive damages. This release includes, but is not limited to, any claims the Consultant may have under the Civil Rights Acts of 1866, 1964 and 1991, as amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Uniformed Services Employment and Reemployment Rights Act, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, and any other federal, state or local statute, rule, regulation or common law cause of action. Further, the Consultant intends that this release shall discharge the Company to the maximum extent permitted by law. The Consultant acknowledges that he has been paid all sums and received all leave and other benefits to which he may be entitled under applicable law or under his Employment Agreement. The Consultant also warrants and represents that he is the owner of the matters released by him herein and he has not transferred or assigned all or any part thereof.

5. In return for the consideration and promises contained in paragraph 2 of this Agreement and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the Company releases, acquits and forever discharges the Consultant of and from any and all claims, actions, causes of action, judgments, grievances, obligations, rights, demands, debts, damages, sums of money, attorney’s fees, costs, losses, liabilities or accountings of whatever nature, whether known or unknown, disclosed or undisclosed, asserted or unasserted, in law or equity, contract, tort or common law or otherwise, including, without limitation, any claims arising from violations of any statute, constitutional provision, executive order, law or ordinance, and any claims arising out of any relationship between the Company and the Consultant, predating the execution of this Agreement.

6. Each of the covenants herein contained shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, assigns and successors in interest of each of the Parties.

7. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia, without regard to its choice of law provisions.

8. Should any provision of this Agreement be declared or determined by any court or other reviewing forum to be illegal or invalid, the legality and validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be severed and deemed not to be a part of this Agreement.

9. The Consultant acknowledges that pursuant to this Agreement he is receiving value beyond and in addition to anything to which he already is entitled. The Consultant also represents that he has been advised that he should consult with an attorney prior to signing this Agreement. The Consultant acknowledges that he has been given at least twenty-one (21) days within which to consider the terms of this Agreement. The Consultant also understands that he may revoke this Agreement within seven (7) days of his signing of the Agreement and that the Agreement shall not become effective or enforceable until the seven (7) day revocation period has expired. Any such revocation must be in writing, addressed to the undersigned representative of the Company, and must be received by the Company within the seven (7) day revocation period.

10. The Consultant represents that he understands all of the provisions herein, and that he is entering into this Agreement voluntarily. The Consultant further represents and acknowledges that in executing this Agreement he does not rely, and has not relied, upon any representation or statement made by the Company or by any of the Company’ employees, officers, agents, members, directors or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

11. This Agreement may be executed by facsimile transmission and in several counterparts, and all counterparts so executed shall constitute one agreement binding on all parties, notwithstanding the fact that all the parties have not signed the original or the same counterpart. Any counterpart signed by the party against whom enforcement of this Agreement is sought shall be admissible into evidence as an original of this Agreement to prove its contents.

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PLEASE READ CAREFULLY.

THIS SETTLEMENT AND RELEASE AGREEMENT INCLUDES

A COMPLETE RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date(s) set forth below:

/s/ Kent A. Murphy, Ph.D.	August 10, 2010
Kent A. Murphy, Ph.D.	Date

LUNA INNOVATIONS INCORPORATED

/s/ Dale Messick		August 10, 2010
By	Dale Messick	Date
Its	Interim President and Chief Operating Officer

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